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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 3, 1994, which appears on page 2 of the 1994 Annual Report to Shareholders of Kulicke and Soffa (Israel) Ltd. which is incorporated by reference in Kulicke and Soffa Industries, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ Luboshitz, Kasierer & Co.
                                          Certified Public Accountants (Isr.)

October 26, 1995
Haifa, Israel